Exhibit 10.1

Director Compensation

RESOLUTION OF THE
BOARD OF DIRECTORS OF
PG&E CORPORATION

June 16, 2004

                        BE IT RESOLVED that, effective July 1, 2004, directors who are not employees of this corporation or Pacific Gas and Electric Company (“non-employee directors”) shall be paid a retainer of $11,250 per calendar quarter, which shall be in addition to fees paid for attendance at Board and Board committee meetings; and

                        BE IT FURTHER RESOLVED that, effective July 1, 2004, the non-employee directors who are duly appointed to chair the Finance Committee and the Public Policy Committee of this Board shall be paid an additional retainer of $1,875 per calendar quarter, and the non-employee directors who are duly appointed to chair the Audit Committee and the Nominating, Compensation, and Governance Committee of this Board shall be paid an additional retainer of $12,500 per calendar quarter; and

                        BE IT FURTHER RESOLVED that, effective July 1, 2004, non-employee directors shall be paid a fee of $1,750 for each meeting of the Board and for each meeting of a Board committee attended; provided, however, that non-employee directors who are members of the Audit Committee shall be paid a fee of $2,750 for each meeting of the Audit Committee attended; and

                        BE IT FURTHER RESOLVED that any non-employee director may participate in a Directors’ Voluntary Stock Purchase Program by instructing the Corporate Secretary to withhold an amount equal to but not less than 20 percent of his or her meeting fees and/or quarterly retainers for the purpose of acquiring shares of this corporation’s common stock on behalf of said director, provided that once a non-employee director has so instructed the Corporate Secretary, said director may not modify or discontinue such instruction for at least 12 calendar months; and

                        BE IT FURTHER RESOLVED that non-employee directors shall be eligible to participate in this corporation’s Non-Employee Director Stock Incentive Plan under the terms and conditions of that Plan, as adopted by this Board of Directors and as may be amended from time to time; and

                        BE IT FURTHER RESOLVED that members of this Board shall be reimbursed for reasonable expenses incurred in attending Board or committee meetings; and

                        BE IT FURTHER RESOLVED that, effective July 1, 2004, the resolution on this subject adopted by the Board of Directors on December 17, 1997, is hereby superseded.

                        I, LINDA Y.H. CHENG, do hereby certify that I am Corporate Secretary of PG&E CORPORATION, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on June 16, 2004; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

                        WITNESS my hand and the seal of said corporation hereunto affixed this 29th day of July, 2004.

LINDA Y.H. CHENG
_______________________________
Linda Y.H. Cheng
Corporate Secretary
PG&E CORPORATION

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